STOCK PURCHASE AGREEMENT


BY AND AMONG


THE FARMER BROS. CO. EMPLOYEE STOCK OWNERSHIP TRUST

AND

WELLS FARGO BANK, N.A.
as TRUSTEE











DATED JANUARY 9, 2004

STOCK PURCHASE AGREEMENT
        This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of January, 2004, by and among the Farmer Bros. Co. Employee Stock Ownership Trust, an exempt trust (the "Purchaser") and Farmer Bros. Co., a California corporation (the "Company" or the "Seller").

W I T N E S S E T H:

        WHEREAS, the Purchaser is a trust exempt under section 501 of the Internal Revenue Code of 1986, as amended ("Code") which is part of the Farmer Bros. Co. Employee Stock Ownership Plan ("Plan") which is a plan qualified under sections 401(a) and 4975 of the Code;

        WHEREAS, the Seller intends to issue 124,939 shares of the authorized common stock of the Company (the "Shares"); and

        WHEREAS, the Seller desires to sell the Shares for cash and the Purchaser desires to purchase the Shares from the Seller (the "Acquisition").

        NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:


       ARTICLE I.
PURCHASE AND SALE OF THE SHARES

        SECTION 1.01 Acquisition of the Shares.
On the terms and subject to the conditions contained in this Agreement, the Purchaser hereby agrees to purchase the Shares from the Seller and the Seller hereby agrees to sell, convey, transfer and assign the Shares to the Purchaser, free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever.

        SECTION 1.02 Purchase Price.
  The purchase price (the "Purchase Price") and full consideration that the Seller shall receive for the Shares shall be an aggregate amount of $31,234,750 or exactly $250 per share. The Purchase Price shall be payable in cash at the Closing (as defined below).

        SECTION 1.03 Closing and Closing Date.
  The sale of the Shares to the Purchaser provided for in this Agreement shall be consummated at a closing to be held at a place mutually agreed upon by the Seller and the Purchaser, on January 9 , 2004. The date and event of the sale and purchase of the Shares are hereinafter referred as the "Closing Date" and the "Closing," respectively.

        SECTION 1.04 Actions to be Taken at the Closing by the Seller.
  At the Closing, the Seller shall execute and acknowledge (where appropriate) and deliver to the Purchaser such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the Purchaser's obligations to close hereunder):

            (i) Certificates evidencing and representing the Shares will be newly issued by instruction to the Company's transfer agent, Wells Fargo Shareholder Services of Minneapolis. The Shares shall be delivered to the Purchaser free and clear of any and all liens, pledges, security interests, encumbrances, buy-sell agreements, preemptive rights and adverse claims of every kind and character.

            (ii) 	If the closing date is not the date hereof, a certificate,
dated as of the Closing Date, executed by the Seller, pursuant to which the Seller shall certify that the representations and warranties made in Article
IV of this Agreement are true and correct on and as of the Closing Date as if made on such date.

            (iii) 	All other documents required to be delivered to the
Purchaser by the Seller under the provisions of this Agreement, and all other documents, certificates and instruments necessary or required to accomplish the transaction described in this Agreement as are reasonably requested by the Purchaser.

        SECTION 1.05 Actions to be Taken at the Closing by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the Seller' obligations to close hereunder):

            (i) The Purchase Price for the Shares being purchased by the Purchaser from the Seller by one or more wire transfers or by one or more certified checks.
            (ii) If the closing date is not the date hereof, a certificate, dated as of the Closing Date, executed by an authorized officer of the Purchaser, pursuant to which such officer shall certify that the representations and warranties made in Article V of this Agreement are true and correct on and as of the Closing Date as if made on such date.
            (iii)  	All other documents, certificates and instruments
necessary or required to accomplish the transaction described in this Agreement as are reasonably requested by the Seller.
        SECTION 1.06 Further Assurances.
  At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby.



       ARTICLE II.
CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

        All obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Purchaser.

        SECTION 2.01 Compliance with Representations, Warranties and
Agreements.
  All representations and warranties made by the Seller in Article IV of this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing. The Seller and the Company shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Seller or by the Company prior to or at the Closing.

        SECTION 2.02 Proceedings and Documents.
  All actions, proceedings, instruments and documents required to effectuate this Agreement or incidental hereto shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

        SECTION 2.03 Appraisal.
  The Purchaser shall have received an appraisal from Valuemetrics Advisors, Inc. ("Valuemetrics") that the terms of the Acquisition are fair from a financial point of view to the Purchaser and that Purchaser is paying no more than adequate consideration for the Shares as that term is defined under section 408 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations thereunder.

        SECTION 2.04 Availability of Financing.
  The Purchaser shall have been successful in obtaining a loan from the Company to provide the necessary funds to finance the Purchase Price.

        SECTION 2.05 No Litigation.
  No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (i) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (ii) make this Agreement or the transactions contemplated hereby a prohibited transaction under section 4975 of the Code or Section 406 of ERISA, (iii) impose material limits on the ability of any party to this Agreement to consummate the Agreement or the transactions contemplated hereby, or (iv) if this Agreement or the transactions contemplated hereby are consummated, subject the Purchaser or its Purchaser to criminal or civil liability. No action or proceeding before any court or governmental authority shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (iv) above.



       ARTICLE III.
CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

        All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Seller:

        SECTION 3.01 Compliance with Representations, Warranties and
Agreements.
  All representations and warranties made by the Purchaser in Article V of this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing. The Purchaser shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

        SECTION 3.02 Proceedings and Documents.
          All actions, proceedings, instruments and documents required to effectuate this Agreement or incidental hereto shall be satisfactory in substance and form to the Seller, and the Seller shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

        SECTION 3.03 Litigation.
  No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (i) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (ii) impose material limits on the ability of any party to this Agreement to consummate the Agreement or the transactions contemplated hereby, (iii) make this Agreement or the transactions contemplated hereby a prohibited transaction under section 4975 of the Code or Section 406 of ERISA, or (iv) if this Agreement or the transactions contemplated hereby are consummated, subject any Seller to criminal or civil liability. No action or proceeding before any court or governmental authority shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (iv) above.

       ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller hereby makes the following representations and warranties to the Purchaser as of the date of this Agreement and as of the Closing Date.
        SECTION 4.01 Disclosure Schedule.
  The statements contained in this Article IV are correct and complete, except as set forth in any disclosure schedule delivered by the Company to the Purchaser on the date hereof and initialed by the parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV.
        SECTION 4.02  Corporate Organization; Articles; By-Laws; Minutes.
  (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required; (ii) the Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it; (iii) the articles of incorporation, as amended, shall not limit the ownership of the capital stock of the Company to a specified number of Seller and the Company will not be a "close corporation" as defined in section 158 of the California Corporations Act, as amended; (iv) the minute books contain the records of all meetings of the board of directors, and accurately reflect corporate actions of its board of directors required by law to be passed by them; (v) the stock certificate books, and the stock record books of the Company are correct and complete; and (vi) the Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.
        SECTION 4.03 Capitalization; Issuance of the Shares. Following the issuance of the Company Shares
(i) The entire issued and outstanding capital stock of the Company consists of one million six hundred seven thousand five hundred eight (1,607,508) shares of common stock; (ii) there will be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock; (iii) there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company; and (iv) there will be no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company; (v) the Shares, when delivered to the Trustee will be duly authorized, validly issued, fully paid and nonassessable, and none of them will be issued in violation of any statutory preemptive or other similar right or will be subject to any put, call or other option or any buy-sell agreement.
        SECTION 4.04  Legal Capacity.
  The Company has the legal capacity to enter into this Agreement and all of the related documents.
        SECTION 4.05  The Plan.
  (i) The Plan has been duly and properly adopted, authorized and established by all necessary corporate actions on the part of the Company; and (ii) the Plan requires that the Company will make contributions to the Trust in an amount sufficient to fully pay the excess of the loan from the Company to the Trust (the "Loan Agreement") pursuant to the Loan Agreement between the Company and the Purchaser over any income of the Trust properly allocable to payment of the Loan Agreement pursuant to the terms of the Loan Agreement documents and the Plan.
        SECTION 4.06 Authority and Enforceability.
  The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company, and this Agreement constitutes a legal, valid, and binding obligation in accordance with its terms, except as limited by applicable bankruptcy, insolvency, or other similar laws relating to creditors' rights generally, now or hereafter in effect, in general principles of equity;
        SECTION 4.07 No Default Effected.
  (i) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (B) conflict with, or result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets); and (ii) the Company is not required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, which has not previously been given or obtained.
        SECTION 4.08 Title to Assets.
  The Company has good and indefeasible title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on its most recent balance sheet or acquired after the date thereof, except for properties and assets disposed of in the ordinary course of business since the date of the most recent balance sheet.
        SECTION 4.09 Financial Statements.
  The financial statements provided by the Company to Purchaser's independent appraiser (including notes thereto) have been prepared in accordance with generally accepted accounting principles (except as modified for Federal Income Tax Accounting purposes) applied on a consistent basis, and present fairly the financial position of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, contain no untrue statements of material fact, do not omit any material fact necessary to make such financial statements not misleading, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the most recent financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and may lack footnotes and other presentation items.
        SECTION 4.10 No Material Adverse Effect.
  (i) Since the most recent fiscal year end of the Company, there has not been, and as of the Closing Date there will have been no, material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company.
  (ii)Since the date of the last balance sheet and financial statement described in Section 4.09 of this Agreement, there has not been any material adverse changes in the financial condition, liabilities, assets, business or prospects of the Company, and there has not been any event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of the Company.

        SECTION 4.11 Liabilities.
  To the best knowledge of each Seller and of the Company, (i) the Company does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company's last balance sheet described in Section 4.09 of this Agreement except for ordinary trade obligations that may have been incurred after the date of such balance sheet in the normal course of business and determined by the Company not to be included in the balance sheet, and all debts, liabilities, and obligations incurred after the date of such balance sheet were incurred in the ordinary course of business and are usual and normal in amount, both individually, and in the aggregate; and

(ii) Except as set forth in the financial statements described in Section
4.09 of this Agreement, to the best knowledge of each Seller and of the Company, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, other than non-material liabilities incurred in the ordinary course of business. To the best knowledge of each Seller and of the Company, there is no basis for the assertion against the Company of any liability of any nature or in any amount which is not fully reflected or reserved against in said financial statements or described in a schedule attached hereto;

        SECTION 4.12 Compliance with Laws.
  To the best knowledge of each Seller and of the Company, the Company, and its predecessors, have complied with all applicable law (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and changes thereunder) of Federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply;

       ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        The Purchaser hereby makes the following representations and warranties to the Seller and the Company as of the date of this Agreement and as of the Closing Date.
        SECTION 5.01 Authority and Enforceability.
  Purchaser has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).
        SECTION 5.02 No Breach of Contract.
  Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which Purchaser is a party or by which any of the properties of Purchaser may be bound or affected.
        SECTION 5.03 No Consents Necessary.
  No consent, approval or order is required for the execution, delivery and performance by Purchaser of this Agreement.
        SECTION 5.04 Purchase for Investment.
  The Shares will be acquired by Purchaser for investment and not with a view to, or for sale in connection with, any distribution thereof.


       ARTICLE VI.
 OBLIGATIONS AND COVENANTS OF THE PURCHASER
        SECTION 6.01 Confidentiality.
  The Purchaser shall hold in confidence all information furnished to the Purchaser by the Seller, except as disclosure may be necessary to obtain any governmental or regulatory approvals of the transactions described in this Agreement. In the event this Agreement is terminated, any and all copies of the books and records of the Seller in the possession of the Purchaser, or which is in the possession of another party from whom the Purchaser can reasonably retrieve the information, shall be returned to Seller.
        SECTION 6.02 Litigation and Claims.
  The Purchaser shall promptly notify the Seller in writing of any legal action, suit or proceeding or judicial administrative or governmental investigation, pending or threatened against the Purchaser that questions or might question the validity of this Agreement or any actions taken or to be taken by the Purchaser pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

       ARTICLE VII.
TERMINATION AND ABANDONMENT
        SECTION 7.01 Right of Termination.
  This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing as follows, and in no other manner:
        (i)  	By the mutual consent of the Purchaser and the Seller.

(ii) 	By either the Purchaser or the Seller if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

(iii) 	By the Purchaser if the Seller shall fail to comply in any
material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from the Purchaser, or if any of the representations or warranties of the Seller contained herein or therein shall be inaccurate in any material respect.

(iv)	By the Seller if the Purchaser shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from the Seller, or if any of the representations or warranties of the Purchaser contained herein or therein shall be inaccurate in any material respect.
        SECTION 7.02 Notice of Termination.
  The power of termination provided for by Section 7.01 of this Agreement may be exercised only by a notice given in writing, as provided in Section 8.01 of this Agreement.
        SECTION 7.03 Effect of Termination.
  Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 7.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement.


       ARTICLE VIII.
MISCELLANEOUS
        SECTION 8.01 Notices.
  Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (i) in the case of personal delivery, telex or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 8.01. All communications must be in writing and addressed as follows:

IF TO THE SELLER:

Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, CA 90502
Attn:  John Simmons, Treasurer and CFO

IF TO THE PURCHASER:

Wells Fargo Bank, N.A.
Trustee for the Farmer Bros. Co. Employee Stock Ownership Trust
707 Wilshire Boulevard
MAC E2818-10D
Los Angeles, CA 90017
Attn:  Ellen L. Yeany, Vice President and Compliance Manager
        SECTION 8.02 Survival of Representations and Warranties.
The representations and warranties made by the Company and by the Seller to the Purchaser in this Agreement are made as of the date hereof and as of the Closing Date and shall survive the Closing. The representations and warranties made by the Purchaser to the Seller and the Company in this Agreement are made as of the date hereof and as of the Closing Date and shall survive the Closing.
        SECTION 8.03 Entire Agreement.
  This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated hereby. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.
        SECTION 8.04 GOVERNING LAW.
  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF
LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.
        SECTION 8.05 Severability.
  In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (ii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (iii) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.
        SECTION 8.06 Attorneys' Fees and Costs.
  In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.
        SECTION 8.07 Specific Performance.
  Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

        SECTION 8.08 Multiple Counterparts.
  For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.
        SECTION 8.09 Articles, Sections and Exhibits.
  All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits referred to herein are exhibits attached to this Agreement.  Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all exhibits or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.
        SECTION 8.10 Rules of Construction.
  The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders.  Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.  The word "or" is used in the inclusive sense.
        SECTION 8.11 Commissions.
  The parties hereto agree and represent to each other that there are no commissions due to any broker or any other person relating to the transactions that are the subject of this Agreement, and each party hereto agrees to indemnify and hold harmless the other parties hereto from any commission due as a result of its actions with respect to this transaction.
        SECTION 8.12 Binding Agreement; No Assignment.  This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors, and each individual party hereto and his or her heirs, personal representatives, successors and assigns. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties.
        SECTION 8.13 Indemnification.  (i)  General. From and after the
Closing, the Seller shall indemnify the Trustee, the Trust, and the members of the Administrative Committee of the Plan as provided in this Article VIII. As used in this Agreement, the term "Damages" shall mean all liabilities, inaccuracy in or breach of any representations or warranties made by the
Company resulting in an adverse effect on the Company, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses sustained or incurred in connection with the defense or investigation of any claim.
	(ii)  	The Company's Indemnification Obligations.  The Company
shall defend, indemnify, save, and keep harmless the Trust, the members of the Administrative Committee of the Plan, the Trustee, and their respective representatives, officers, directors, agents, employees, successors, and assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of (A) any inaccuracy in or breach of any representation and warranty made by the Company in this
Agreement or in any closing document delivered to the Seller in connection with this Agreement or (B) any breach by the Company of, or failure by the Company to comply with, any of its covenants or obligations under this
Agreement (including, without limitation, its obligations under this Article
VIII).
        (iii)	Limitation on Rights to Indemnification.  The obligations
to indemnify pursuant to this Article VIII are subject to the following limitations:
        (A)	No recovery for Damages related to any inaccuracy in or breach of any representation and warranty made by any Seller or the Company in this Agreement or in any closing document delivered to the Trust in connection with this Agreement under Section 8.12(ii) of this Agreement, unless a claim for Damages has been asserted by written notice, specifying the details of the alleged claim, delivered to the other party prior to the second anniversary of the Closing Date.
        (B)	Notwithstanding anything herein to the contrary in this Section
8.13, the parties acknowledge and agree that the indemnification provisions in this Article are the exclusive remedy for any breach of representations and warranties by the Company in this Agreement except in the case of fraud.
        SECTION 8.14 Construction.
  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed as of the date first above written.


THE PURCHASER:

WELLS FARGO BANK, N.A., not in its
corporate capacity but solely in its capacity as Directed
Trustee of the FARMER BROS CO. EMPLOYEE STOCK
OWNERSHIP TRUST acting pursuant to the directions of the Administrative Committee appointed thereunder.


By     /s/ E. Pigott         /s/ E.L. Yeany

Title: Vice President        Vice President


THE SELLER:

FARMER BROS. CO.

/s/ John Simmons
_______________________________________
John Simmons, Treasurer and CFO


LAS99 1325661-1.058013.0012

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LAS99 1325661-1.058013.0012